EXHIBIT 23.5

                     [Morton Beyer & Agnew Letterhead]



The Board of Directors
US Airways, Inc.

         We consent to the use of our report dated October 3, 2000, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Class C Pass Through Certificates, Series 2000-3, for unregistered Class C Pass Through Certificates, Series 2000-3, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.


                                           Morten Beyer & Agnew


                                           By: /s/ Bryson P. Monteleone
                                              ------------------------------
                                                   Bryson P. Monteleone
                                                   Vice President Operations


October 23, 2001